UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 7, 2010

(Date of earliest event reported)

TECHWELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52014	77-0451738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 E. Plumeria Drive, San Jose, California 95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 435-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 22, 2010, Techwell, Inc. (“Techwell”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intersil Corporation (“Intersil”) and Navajo Merger Sub, Inc., an indirect wholly-owned subsidiary of Intersil (“Purchaser”), pursuant to which Purchaser agreed, subject to the terms and conditions of the Merger Agreement, to commence a cash tender offer to acquire all shares of common stock, par value $0.001 per share, of Techwell (“Techwell Common Stock”) that are outstanding and the associated preferred stock purchase rights (the “Techwell Rights”) issued in connection with and subject to the Rights Agreement, dated August 4, 2009, between Techwell and Computershare Trust Company, N.A. (which Techwell Rights, together with the shares of the Techwell Common Stock are herein referred to as the “Shares”), at a purchase price of $18.50 per Share (the “Offer”).  Purchaser commenced the Offer on March 30, 2010.  In connection with the commencement of the Offer, Techwell filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (the “SEC”) on March 30, 2010 (the “Schedule 14D-9”).  The Offer is subject to certain closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  As soon as practicable following the completion of the Offer, Purchaser will merge with and into Techwell (the “Merger”). Following the consummation of the Merger, Techwell will be a wholly-owned subsidiary of Intersil.

On April 1, 2010, a purported class action lawsuit, Mike Tamashiro v. Techwell, Inc., et al., was filed in the Superior Court of California, Santa Clara County against Techwell, current members of Techwell’s Board of Directors and certain officers of Techwell (the “Individual Defendants”), Intersil and Purchaser. The action, brought by a purported stockholder of Techwell, seeks certification of a class of all holders of Techwell’s common stock (except the defendants and their affiliates) and alleges, among other things, (1) that the Merger Agreement is the product of “an unfair and uninformed process;” (2) that “Techwell favored Intersil to at least five other purchasers” by, among other things, providing Intersil an exclusivity period and during that exclusivity period providing Intersil information the other suitors did not have, as described in the Schedule 14D-9; (3) that the non-solicitation, break-up fee and top-up option provisions of the Merger Agreement, along with the Tender and Voting Agreements, as described in the Schedule 14D-9, deprive shareholders of their right to meaningfully evaluate the Offer and the Merger; (4) that the interests in certain persons in the transactions contemplated by the Merger, as described in the Schedule 14D-9, constitute self-dealing; (5) that the offer price of $18.50 per Share is unfair and inadequate; (6) that the Individual Defendants violated their fiduciary duties to Techwell’s stockholders by approving the Offer and the Merger and by engaging in such alleged self-dealing; and (7) that Techwell, Intersil and Purchaser aided and abetted that breach. The complaint seeks, among other things, an injunction prohibiting consummation of the Offer and the Merger, rescission or damages in the event the Offer and the Merger are consummated, and attorneys’ fees and expenses.

Techwell expects that additional similar lawsuits relating to the Offer and the Merger may be filed.  In addition, the complaint described above (as well as any additional similar lawsuits) may be amended from time to time in the future.

Important Additional Information About the Transaction

This Report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the Shares are being made pursuant to an offer to purchase and related materials that Purchaser has filed with the SEC and mailed to Techwell’s stockholders. Purchaser has filed a tender offer statement on Schedule TO with the SEC with respect to the offer, and Techwell has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2010

TECHWELL, INC.

By:	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer

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